UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

TOWER PARK MARINA INVESTORS, L.P.,

A California Limited Partnership

(Exact name of registrant as specified in its charter)

California	17672	95-4137996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16633 Ventura Boulevard, 6th Floor

Encino, California 91436

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (818) 907-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sub-Section (a). Departure of Officer: On Thursday, December 9, 2010, Jeffrey K. Ellis gave notice of his resignation as Vice President of Westrec Investors, Inc., the General Partner of the Registrant, and principal financial officer and principal accounting officer of Tower Park Marina Investors, LP. Mr. Ellis is resigning due to a disagreement with the Registrant regarding a financial matter. Mr. Ellis’ letter of resignation is included herein by reference and is attached as Exhibit 99.1. The Company does not currently intend to appoint a new principal financial officer and principal accounting officer.

Sub-Section (a). Departure of Officer: On Thursday, December 9, 2010, William W. Anderson gave notice of his resignation as a director of Westrec Investors, Inc., the General Partner of the Registrant, and principal operating officer of Tower Park Marina Investors, LP. Mr. Anderson is resigning due to a disagreement with the Registrant regarding a financial matter. Mr. Anderson’s letter of resignation is included herein by reference and is attached as Exhibit 99.2. The Company does not currently intend to appoint a new principal operating officer.

Item 8.01

Breach of Partnership Agreement. On Friday, December 3, 2010 the Principal Executive Officer, Michael M. Sachs, of the Registrant transferred $415,000 from Registrant to an affiliate of Westrec Investors, Inc., its General Partner. Said transfer is in direct conflict with Section 13.3 of the Registrant’s Partnership Agreement.

Item 9.01

Exhibits and Financial Statements

Exhibit 99.1 Letter of Resignation from Jeffrey K. Ellis dated December 9, 2010

Exhibit 99.2 Letter of Resignation from William W. Anderson dated December 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 9, 2010

TOWER PARK MARINA INVESTORS, L.P.
a California Limited Partnership

BY:	Westrec Investors, Inc.
General Partner

BY:	/S/ MARY PASTORE
Mary Pastore
Assistant Secretary